UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
March 2, 2021 (February 26, 2021)

MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MCHP	NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Microchip Technology Incorporated (“we,” “our” or “Microchip”), effective March 1, 2021, Steve Sanghi transitioned from Chief Executive Officer and Chair of the Board of Directors (the “Board”) to an Executive Chair role and Ganesh Moorthy was appointed as Chief Executive Officer and continues to serve as President. In connection with the foregoing, on February 26, 2021, the Compensation Committee of the Board approved changes to the compensation for Mr. Sanghi and Mr. Moorthy. Specially, effective March 1, 2021, Mr. Sanghi’s base salary was reduced by 40.0% to $483,556.82 and, effective April 1, 2021, his participation level under our Management Incentive Compensation Plan (“MICP”) was reduced from 200% of his base salary to 120% of his base salary. Also, effective May 31, 2021, Mr. Moorthy’s base salary was increased by 25.0% to $583,450.00 and, effective April 1, 2021, his participation level under the MICP was increased from 82% of his base salary to 125% of his base salary. The Compensation Committee also determined that Mr. Sanghi would receive lower grants of restricted stock units (“RSUs”) under our quarterly evergreen grant program and that Mr. Moorthy would receive higher grants of RSUs beginning with our new fiscal year commencing April 1, 2021 in amounts to be determined each quarter by the Compensation Committee. Any outstanding RSUs held by Mr. Sanghi and Mr. Moorthy will continue to vest on their existing terms.

On February 26, 2021, the Board, upon recommendation from its Nominating and Governance Committee, appointed Karlton Johnson, currently the Chief Executive Officer of DeLaine Strategy Group LLC, as a director of the Company, effective April 1, 2021. Mr. Johnson has not yet been appointed to any committee of the Board.

There is no arrangement or understanding between Mr. Johnson and any other person pursuant to which Mr. Johnson was appointed as a director. There are no transactions in which Mr. Johnson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Johnson will participate in the Company’s standard compensation plan for non-employee directors. The standard compensation plan for non-employee directors is described in the section entitled “Director Compensation” of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on July 14, 2020.
On February 26, 2021, Board member, L.B. Day decided to retire from the Board effective as of the date of our next annual meeting of stockholders to be held in August 2021.

On February 26, 2021, the Board, upon recommendation from its Compensation Committee, approved amendments to the MICP to, among other things, (i) remove provisions related to Section 162(m) of the Internal Revenue Code in connection with amendments that were made to such provisions of the code, (ii) clarify the authority of the Employee Committee thereunder and (iii) add provisions related to forfeiture events including clawback matters. The foregoing description is qualified in its entirety by reference to the amended MICP attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2021, upon recommendation from the Nominating and Governance Committee of the Board, the Board amended Section 3.2 of the Company’s Amended and Restated Bylaws to increase the size of the Board from 7 to 8 directors, effective March 31, 2021. It is expected that the size of the Board will be reduced from 8 directors to 7 upon the effective date of Mr. Day’s retirement.

The foregoing description is qualified in its entirety by reference to the certificate of amendment of bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Included Herewith
3.1	Certificate of Amendment of Bylaws					X
10.1	Management Incentive Compensation Plan (as amended through February 26, 2021)					X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microchip Technology Incorporated

Date: March 2, 2021

By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt
Sr. Vice President, Chief Financial Officer